                                            Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-166336, 333-258224 and 333-191999 on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Sensata Technologies Holding plc and the effectiveness of Sensata Technologies Holding plc's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 29, 2024